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                            GOLF ONE INDUSTRIES, INC.

                              CONSULTING AGREEMENT


         This Consulting Agreement (this "Agreement") is made and entered into as of the 31st day of May, 1998 by and between Golf One Industries, Inc., a Delaware corporation (the "Company"), and Robert J. Friedland ("Consultant").

1. Engagement and Responsibilities

         (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Consultant as a consultant, and Consultant accepted such engagement.

         (b) Consultant's duties and responsibilities shall include advice and assistance in the following areas:

                  (i)      assembly and shipment of the Company's products
                  (ii)     order processing and fulfilment;
                  (iii)    financial analysis; and
                  (iv)     labor matters.

         (c) The Consultant, as of the date of this Agreement, a director of the Company. It is understood that the service to be provided by this Agreement are over and above the services to be provided in his capacity as a director. It is understood further, however, that Consultant shall perform his services on a part-time basis.

2. Definitions

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" of the Company shall be deemed to have occurred if, following the IPO, (i) a Person or group of Persons (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended) acquires more than 50% of the outstanding voting securities of the Company, or (ii) the Company sells all or substantially all of its assets.

         "Company Group" shall mean the Company and each Person which the Company directly or indirectly Controls.

         "Control" shall mean, with respect to any Person, (i) the beneficial ownership of more than 50% of the outstanding voting securities of such Person, or (ii) the power, directly or indirectly, by proxy, voting trust or otherwise, to elect a majority of the outstanding directors, trustees or other managing persons of such Person.

         "Disability," with respect to Consultant, shall mean that, for physical or mental reasons, Consultant is unable to perform the essential functions of Consultant's duties under this Agreement


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for 30 consecutive days, or 60 days during any one six month period. Consultant agrees to submit to a reasonable number of examinations by a medical doctor advising the Company as to whether Consultant shall have suffered a disability and Consultant hereby authorizes the disclosure and release to the Company and its agents and representatives all supporting medical records. If Consultant is not legally competent, Consultant's legal guardian or duly authorized attorney-in-fact will act in Consultant's stead for the purposes of submitting Consultant to the examinations, and providing the authorization of disclosure.

         "Effective Date" shall have the meaning set forth in Section 7 of this Agreement.

         "For Cause" shall mean, in the context of a basis for termination of Consultant's employment with the Company, that:

         (a) Consultant breaches any obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 30 days of written notice thereof from the Company; or

         (b) Consultant is grossly negligent in the performance of services to the Company Group, or commits any act of personal dishonesty, fraud, embezzlement, breach of fiduciary duty or trust against the Company Group; or

         (c) Consultant is indicted for, or convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; or

         (d) Consultant commits any act of personal conduct that, in the reasonable opinion of the Board, gives rise to any member of the Company Group of a material risk of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities to employees of the Company.

         "IPO" shall mean the Company's initial public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

         "Person" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

3. Compensation

         (a) Options. Effective as of the Effective Date, Consultant shall receive an option under the Company's 1998 Stock Option Plan (the "Plan") to purchase up to 10,000 shares of Common Stock (such number, and the number set forth below, to be adjusted for any stock splits, dividends or reverse stock splits effected after the date hereof and on or prior to the Effective Date), on the following terms: (i) the exercise price shall be the initial public offering price of the Common Stock in the IPO; (ii) the option shall vest on the first annual anniversary of the Effective Date (with accelerated vesting in the event of a sale of the Company); and (iii) the option shall terminate on the earlier to occur of: (A) 90 days following termination of Consultant's engagement as a consultant; and (B) a sale of the Company. The option shall be evidenced by an

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agreement in the standard form in effect as of the Effective Date, as approved by the Board in connection the Plan.

         (b) Expense Reimbursement. Consultant shall be entitled to reimbursement from the Company for the reasonable out-of-pocket costs and expenses which Consultant incurs in connection with the performance of Consultant's duties and obligations under this Agreement in a manner consistent with the Company's practices and policies therefor.

4. Term of Engagement

         Consultant's engagement pursuant to this Agreement shall commence on the Effective Date and shall terminate on the earliest to occur of the following:

         (a) one year from the Effective Date;

         (b) upon the death of Consultant;

         (c) upon delivery to Consultant of written notice of termination by the Company if Consultant shall suffer a Disability;

         (d) upon delivery to Consultant of written notice of termination by the Company For Cause; or

         (e) upon a Change of Control of the Company.

5. Confidentiality.

         Consultant agrees not to disclose or use at any time (whether during or after Consultant's employment with the Company) for Consultant's own benefit or purposes or the benefit or purposes of any other Person any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company Group generally, provided that the foregoing shall not apply to information which is not unique to the Company Group or which is generally known to the industry or the public other than as a result of Consultant's breach of this covenant. Consultant agrees that upon termination of his consulting engagement with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company Group except that he may retain personal notes, notebooks, diaries, rolodexes and addresses and phone numbers. Consultant further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any member of the Company Group.


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6. Miscellaneous

         (a) Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

                           If to the Company, to:

                           Golf One Industries, Inc.
                           2811 Airpark Drive
                           Santa Maria, CA 93455
                           Attn: Chief Executive Officer

                           If to Consultant, to:

                           Consultant's address as set forth on the books and records of the Company

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No represen tations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

         (c) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         (d) Governing Law. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

         (e) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         (g) Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The prevailing party is the party who is entitled to recover its costs in the action or proceeding. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

         (h) Independent Contractor. It is the intention of the parties to this Agreement that Consultant is, and shall be deemed to be, an independent contractor with respect to the subject matter hereof, and nothing contained herein shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture or other similar relationship between Consultant and the Company.

7. Effective Date

         This Agreement shall become effective upon the closing of the Company's initial public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Effective Date"). This Agreement shall terminate without becoming effective: (i) by written notice from the Company to Consultant, or by Consultant to the Company, given prior to the effectiveness of the registration statement in connection with IPO if the IPO shall not be completed by August 31, 1998; (ii) if Consultant shall die or suffer a Disability prior to the Effective Date; or (iii) by written notice from the Company if Consultant shall take or omit any action which, if Consultant was then employed by the Company, would be the basis for termination of employment by the Company For Cause.

         In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                            Golf One Industries, Inc.


                                            By: /s/ Alfonso J. Cervantes
                                            ----------------------------
                                            Its: President


                                              /s/ Robert J. Friedland
                                            ------------------------------
                                                  Robert J. Friedland

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